EXHIBIT 23.1
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                     CONSENT OF KPMG PEAT MARWICK LLP
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The Board of Trustees and Shareholders
AMLI Residential Properties Trust:

We consent to incorporation by reference in     the Amendment No. 1 to
the registration statement on Form S-3     (No. 333-65503)      of AMLI
Residential Properties Trust of our report dated February 23, 1998, relating to the consolidated balance sheets of AMLI Residential Properties Trust as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule, which report appears in the December 31, 1997 annual report on Form 10-K of AMLI Residential Properties Trust and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG PEAT MARWICK LLP

                                          KPMG Peat Marwick LLP

Chicago, Illinois
    October 22, 1998